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                                                                    Exhibit 10.4

                                      LEASE

1.  PARTIES

 Westborough Mill, LLC, with an address at 13 Water Street, Holliston, MA, 01746 ("LESSOR"), which expression shall include heirs, successors, and assigns where the context so admits, does hereby lease to:

                                 PHOTOGEN, INC.

with an address at 69 Milk Street, Suites 304, 306, 308, 310, Westborough, MA 01581 ("LESSEE"), which expression shall include successors, executors, administrators, and assigns where the context so admits. Upon LESSEE's occupancy of suites 304 and 306, the prior written lease agreement between the parties dated October 26, 1999 for suites 308 and 310 shall terminate and this lease will be the controlling lease agreement between the parties. Both parties acknowledge that this lease represents the parties' entire understanding and agreement concerning the Leased Premises at 69 Milk Street, Westboro, MA. LESSEE hereby leases the following described premises:

2.  PREMISES

Those certain premises consisting of 7,821 rentable square feet of office space located on the third floor, suites 304*, 306*, 308** and 310**, as shown on attached Exhibits A and B respectively ("Leased Premises") with the right to use in common, with others entitled thereto the hallways, stairways, necessary for access to said Leased Premises, parking lot, bathrooms, dumpster, and loading docks.

*Suites 304 and 306 are space to be built-out by LESSOR
**Suites 308 and 310 are finished space currently occupied by LESSEE.

3.  TERM

The term of this lease shall be for five (5) years commencing on the earlier of delivery of the Premises or the LESSEE's occupancy of same, expected to be April 1, 2000.

4.  RENT

LESSEE shall pay to the LESSOR, rent at the rate of:

Year One: Commencing April 1, 2000-March 31, 2001: One Hundred Twenty Nine Thousand Forty Six and 50/100 Dollars ($129,046.50), payable in advance in monthly installments of Ten Thousand Seven Hundred Fifty Three and 88/100 Dollars ($10,753.88).


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Year Two: One Hundred Thirty Four Thousand Nine Hundred Twelve and 25/100
Dollars ($134,912.25) per year, payable in advance in monthly installments of Eleven Thousand Two Hundred Forty Two and 69/100 Dollars ($11,242.69).

Year Three: One Hundred Forty Four Thousand Six Hundred Eighty Eight 50/100 Dollars ($144,688.50) per year, payable in advance in monthly installments of Twelve Thousand Fifty Seven and 38/100 Dollars ($12,057.38).

Year Four: One Hundred Forty Eight Thousand Five Hundred Ninety Nine Dollars ($148,599.00) per year, payable in advance in monthly installments of Twelve Thousand Three Hundred Eighty Three and 25/100 Dollars ($12,383.25).

Year Five: One Hundred Fifty Thousand Five Hundred Fifty Four and 25/100 Dollars ($150,554.25) per year, payable in advance in monthly installments of Twelve Thousand Five Hundred Forty Six and 19/100 Dollars ($12,546.19)

LESSEE shall incur a late payment penalty equal to 5% of the monthly installment payment for payments not received by the 7th day of each month.

Upon execution of this lease, LESSEE shall have deposited an amount equal to Twelve Thousand Five Hundred Forty Six and 19/100 Dollars ($12,546.19) which amount shall be LESSEE's last month's lease payment. LESSEE has already deposited on account Four Thousand Five Hundred and Sixty Dollars ($4,560.00) and shall pay the balance due of Seven Thousand Nine Hundred Eighty Six and 19/100 ($7,986.19) upon execution of this lease.

5.  SECURITY DEPOSIT

Upon execution of this lease, LESSEE shall have deposited a security deposit equal to Twelve Thousand Five Hundred Forty Six and 19/100 Dollars ($12,546.19) which amount shall be held as security for the LESSEE's performance as herein provided and refunded to the LESSEE at the end of the Lease, subject to the LESSEE's satisfactory compliance with the conditions hereof. LESSEE has already deposited on account Four Thousand Five Hundred and Sixty Dollars ($4,560.00) and shall pay the balance due of Seven Thousand Nine Hundred Eighty Six and 19/100 ($7,986.19) upon execution of this lease. In no event shall the security deposit be considered prepaid rent.

TOTAL MONIES DUE UPON EXECUTION OF LEASE:  $15,972.38.


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6.   RENT ADJUSTMENTS

A. OPERATING EXPENSES

If in any year commencing with calendar year 2001 the operating expenses for the building (i.e. snow plowing, maintenance, etc.) shall exceed the operating expenses for the building for the preceding calendar (year 2000 which is the base year) then LESSEE shall pay its percentage share, 20 percent, of any such excess as additional rent over the next calendar year.

B. REAL ESTATE TAXES

If in any tax year commencing with the fiscal year 2001, the real estate taxes paid on the land and buildings, of which the Leased Premises are a part, are in excess of the amount of the current real estate taxes thereon for the fiscal year 2000 (hereinafter called the "Base Year"), LESSEE will pay to LESSOR as additional rent hereunder, when and as designated by notice in writing by LESSOR, LESSEE's percentage share, 20 percent, of such excess that may occur in each year of the term of this Lease or any extension or renewal thereof and proportionately for any part of a fiscal year.

7.  UTILITIES

Except to the extent that the same are furnished through separately submetered utilities, LESSOR agrees to provide all utility service in common areas and to furnish reasonable hot and cold water and reasonable heat and air conditioning such that the LESSEE is comfortable in the leased premises, the hallways, stairways and lavatories during normal business hours (8am to 6pm) on regular business days of the heating and air conditioning seasons of each year, and to light passageways and stairways during business hours, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR's control. The LESSOR shall maintain heating and air conditioning equipment in good operating order.

LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the commencement of this lease. In the event LESSEE requires additional utilities or equipment, as confirmed by LESSEE, the installation and maintenance thereof shall be the LESSEE's sole obligation, provided that such installation shall be subject to the written consent of the LESSOR.


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8.  USE OF LEASED PREMISES

The LESSEE shall use the premises only for the purpose of:

                         GENERAL OFFICE AND RELATED USES

9.  COMPLIANCE WITH LAWS

LESSEE acknowledges that no trade or occupation shall be conducted in the Leased Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or municipal by-law or ordinance in force in the town in which the premises are situated.

LESSOR acknowledges that it shall not rent or Lease any portion of the building for any use, which will be unlawful, improper, noisy or offensive, or contrary to any law or municipal by-law or ordinance in force in the town in which the premises are situated.

10.  FIRE

LESSEE shall not permit any use of the Leased Premises which will make voidable any insurance on the property of which the Leased Premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers.

11.  MAINTENANCE

A. LESSEE agrees to maintain the Leased Premises in substantially the same condition as it is on the commencement of the term of this Lease, ordinary wear and tear, damage by fire and other casualty only excepted subject to buildout. The LESSEE shall not permit the Leased Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. The LESSEE shall obtain the written consent of the LESSOR before erecting any sign in or on the premises. LESSOR shall place signs naming the LESSEE on the building directory and on the LESSEE's door.

B. LESSOR agrees to maintain the structure and heating, cooling systems of the building of which the Leased Premises are a part in the same condition as it is on the commencement of the term of this Lease, reasonable wear and tear, damage by fire and other casualty only excepted. The LESSOR warrants that the structure and the mechanical systems of the building of which the Leased Premises are a part are in good operating order and/or condition at the time of the commencement of the Lease.


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12.  ALTERATIONS/ADDITIONS

In the event that LESSEE performs any work on the premises LESSEE shall not permit any mechanic's liens, or similar liens, to remain upon the Leased Premises for labor and materials furnished to LESSEE or claim to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any lien to be released of record forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE (i.e. kitchen cabinets, window blinds, built in shelving) shall become the property of the LESSOR at the termination of occupancy as provided herein.

13.  ASSIGNMENT/SUBLEASING

LESSEE shall not assign or sublet the whole or any part of the Leased Premises without LESSOR's prior written consent, which shall not be unreasonably withheld or delayed. In the event of an attempted assignment without Lessor's prior written consent LESSOR reserves the right to release LESSEE from obligations under this Lease. LESSEE shall engage the brokerage services of the real estate broker currently representing the building in the event LESSEE seeks to sublet the premises.

14.  SUBORDINATION/NON-RECORDING/NON-DISTURBANCE
     AGREEMENT

This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter placed upon the property of which the Leased premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Lease and to said mortgages, deeds of trust or other such instruments in the nature of a mortgage. LESSEE shall not record this Lease. Any attempted recording shall be considered a default under this Lease. LESSOR agrees to make reasonable efforts to obtain a Non-Disturbance Agreement from any future Mortgagee on behalf of the LESSEE in the event that LESSOR is unable to provide said Non-Disturbance Agreement then LESSEE may contact Mortgagee directly to seek same.

14A.  ESTOPPEL CERTIFICATES

Each party agrees, at any time, and from time to time, upon not less than fifteen (15) days prior notice by the other party, to execute, acknowledge, and deliver to the other party, a statement in writing addressed to the other party, certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the fixed minimum rent, additional rent and other charges have been paid, and stating


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whether or not to the best knowledge of the signer of such certificate, there exists any default in the performance of any covenant, agreement, term, provision, or condition contained in this Lease, and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by the other party and by any Mortgagee or prospective Mortgagee or any mortgage affecting this Lease and by any LESSOR or LESSEE interest in this Lease.

15.  LESSOR'S ACCESS

The LESSOR or agents of the LESSOR may, at reasonable times and with reasonable notice given to LESSEE (except in the case of emergencies), enter to view the Leased Premises and make repairs as LESSOR shall elect to do and may show the Leased Premises to others, and at any time within six (6) months before the expiration of the term, may affix to any suitable part of the building of which the Leased Premises are a part (but not the suite entrance of the LESSEE's premises) a sign or notice for letting or selling the Leased Premises or property of which the Leased Premises are a part and keep the same so affixed without hindrance or molestation. LESSOR's entry of the Leased Premises shall not interrupt the normal operation of the LESSEE's business or interfere with the quiet enjoyment of the premises (except in the case of emergencies).

16.  INDEMNIFICATION AND LIABILITY

LESSEE shall save the LESSOR harmless from all loss and damage to LESSEE's property occasioned by the use or escape of water or by the bursting of pipes or by any nuisance made or suffered on the Leased Premises, unless such loss is caused by the neglect of the LESSOR.

17.  FIRE, CASUALTY, EMINENT DOMAIN

Should a substantial portion of the Leased Premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this Lease. When such fire, casualty, or taking renders the Leased Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and LESSEE may elect to terminate this Lease if:

     (a) LESSOR fails to give written notice within thirty days (30) of intention to restore Leased Premises, or

     (b) LESSOR fails to restore the Leased Premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty, or taking.

LESSOR reserves, and LESSEE grants to LESSOR all rights which LESSEE may have for damages or injury to the Leased Premises for any taking by eminent domain, except


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for damages to the LESSEE's fixtures, property or equipment or relocation expenses of LESSEE.

18.  DEFAULT AND BANKRUPTCY

     In the event that:

     (a) LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten
          (10) days after written notice thereof; or

     (b) LESSEE shall default in the observance or performance of any of the LESSEE's covenants, agreement, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

     (c) LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE's property for the benefit of creditors;

     then the LESSOR, shall have the right thereafter, while such default continues, to re-enter and take complete possession of the Leased premises, to declare the term of this Lease ended, and remove LESSEE's effects, without prejudice to any remedies which might be otherwise available to LESSOR. LESSEE shall indemnify LESSOR against all loss of rent and other payments, which LESSOR may incur by reason of such termination during the residue of the term. If LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE's part to be performed or observed under or by virtue of any of the provisions in any article of this Lease, LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of LESSEE. If LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred, with the interest at the rate of twelve percent (12%) per annum and costs shall be paid to the LESSOR by the LESSEE as additional rent.

     (d) If LESSOR breaches or defaults on its obligations under sections 7 and 23D of this Lease, which breach or default continues for thirty days after written notice of said breach to LESSOR by LESSEE, then in that event, LESSEE may cure the breach or default on LESSOR's behalf and make the appropriate deduction from LESSEE's rent.

19.  NOTICE

Any notice from the LESSOR to the LESSEE relating to the Leased Premises or to the occupancy thereof, shall be deemed duly served, if mailed to LESSEE at 69 Milk Street Westboro MA, with a copy to Photogen Technologies, Inc. 7327 Oakridge Highway, Knoxville, TN 37831 Attention: President, registered mail, return receipt requested, postage prepaid or at such address as the LESSEE may from time to time advise in writing. All rent and notices shall be paid and sent to LESSOR's address written above.


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20.  SURRENDER

LESSEE shall at the expiration date or other termination of this Lease remove all LESSEE's goods and effects from the Leased Premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Leased premises). LESSEE shall deliver to the LESSOR the Leased Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Leased Premises, in substantially the same condition as it is on the commencement of the term of this Lease, ordinary wear and tear, damage by fire or other casualty only excepted, subject to buildout. In the event of the LESSEE's failure to remove any of LESSEE's property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss and damage thereof, and at the sole risk of LESSEE to remove, store or dispose of any of the property at LESSEE's expense, or to retain same under LESSOR's control or to sell at public or private sale as the case may be, without notice and to apply the net proceeds of such sale to the payment of any sum due hereunder. In the event that LESSEE has not vacated the Leased Premises upon the expiration of the Lease term then in that event the per diem rent for the demised premises shall be one and one-half (1 1/2) times the most recent per diem amount.

21.  BROKERAGE

The parties acknowledge that there is a broker's commission due to Investment Property Specialists, Inc., payable by the LESSOR as a result of this Lease.

22.  INSURANCE

 A) LESSEE INSURANCE

LESSEE shall maintain insurance coverage for worker compensation, general liability, and hazards covering LESSEE's employees, visitors, and LESSEE's premises and contents. Coverage shall be no less than $2,000,000 general liability and $2,000,000 property naming LESSOR as additional insured. Each policy of insurance shall contain a provision requiring no less than ten (10) days notice to LESSOR prior to cancellation of the policy.

B)  LESSOR INSURANCE

LESSOR shall maintain general liability coverage for the property covering the common areas. Coverage shall be no less than $2,000,000.


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23.  OTHER PROVISIONS

A) GENERAL BUILDOUT

LESSOR will build out suites 304 and 306 at its sole cost and expense, in a good and workmanlike manner and to a similar level of finish and with the same color schemes as exist in the finished areas of the third floor for a turnkey delivery to LESSEE pursuant to the plan Exhibit A, and item list Exhibit C attached hereto and incorporated herein by referenced. LESSOR's build-out excludes:

i) LESSEE's payment for low voltage and telephone wiring (as referenced in 23 (b) incorporated herein by reference);

ii) LESSEE's supply of kitchen cabinets, countertops, sink disposal and dishwasher (as referenced in Exhibit C incorporated herein by reference);

iii) LESSEE's cost for restoration of demising partition in the event LESSOR is unable to let the Leased Premises without said restoration (as referenced in 23 (h) incorporated herein by reference).

B) PHONE DATA/CABLING

LESSEE shall be solely responsible for contracting with and paying for a phone/data cabling company to install phone/data wiring and outlets in suites 304, 306, 308 and 310. Such wiring and outlets shall become the property of the LESSOR at the termination of this Lease.

C. OCCUPANCY

i. LESSOR shall notify LESSEE in writing when the Leased Premises are ready for LESSEE'S occupancy.

ii. LESSOR will turnkey deliver suites 304 and 306 no later than April 1, 2000 dependent upon LESSOR obtaining the necessary permits for the build-out of suites 304 and 306 described herein and in the attached exhibits. In the event LESSOR is unable to obtain the necessary permits in a timely manner, LESSOR shall promptly notify LESSEE and LESSOR shall turnkey deliver suites 304 and 306 on a date mutually agreeable to LESSOR and LESSEE subject to an appropriate reduction in monthly rental to reflect the inability of LESSEE to occupy all of any part of suites 304 and/or 306.


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D.       QUIET ENJOYMENT.

Without limiting any rights LESSEE may have by statute or common law, LESSOR covenants and agrees that, so long as this Lease is in full force and effect, LESSEE shall lawfully and quietly hold, occupy and enjoy the Leased Premises during the Term of this Lease without disturbance by LESSOR or by any person having title paramount to LESSOR's title or by any person claiming through or under the LESSOR.

E.       LESSEE'S USE OF ANY HAZARDOUS SUBSTANCE.

The only Hazardous Substance LESSEE may use in its operations are cleaning solvents. LESSEE will manage such use in accordance with the Environmental Laws. Other than using the foregoing cleaning solvents, LESSEE does not have direct or indirect responsibility for or authority to manage or control use, transportation, generation or disposal of any Hazardous Substance on the Premises, the Building or the Property.

F.       MISCELLANEOUS

i. Window Blinds. LESSEE shall be solely responsible for purchase and installation of any window blinds LESSEE deems necessary in Suites 304, 306, 308 and 310 which shall become the property of the LESSOR upon expiration of the term.

ii. Cleaning. LESSEE shall be solely responsible for all cleaning within Suites 304, 306, 308 and 310, and for removal of any trash generated by LESSEE to the common dumpster at the first floor level.

iii. Hours of Operation. Building Hours of operation are normal business hours (8am to 6pm). Notwithstanding the normal building hours of operation, LESSEE shall have unrestricted twenty-four hour access to LESSEE's suites.

G.       PARKING

LESSEE will have the daily use of 22 parking spaces, non-assigned, in the parking lot in addition to reasonable visitor parking.

H.       RESTORATION OF DEMISING PARTITION FOR THE HALLWAY

LESSOR shall commence showing the Leased Premises to prospective tenants six months prior to the expiration of the term of this lease and use its best efforts to let the Leased Premises in its current condition (best efforts being defined as LESSOR using commercially reasonable efforts to show and let Leased Premises within that six month period). In the event that LESSOR is unable to let the Leased Premises without restoring the demising partition for the hallway within that six month period LESSEE shall pay


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LESSOR for the restoration of the demising partition for the hallway.

IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this 1st day of March, 2000.

Photogen, Inc.                                       Westboro Mill, LLC
      /s/ Timothy Scott                                  /s/ James E. Levin
-----------------------                              ----------------------
By: Timothy Scott                                    By: James E. Levin
Its: President                                       Its: President

Photogen Technologies, Inc.
Guarantees LESSEE's compliance with the terms and conditions of this Lease

      /s/ Timothy Scott
-------------------------
By: Timothy Scott
Its: President

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